UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2007

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2007, NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), the operating partnership through which NorthStar Realty Finance Corp., a Maryland corporation (“NorthStar”), conducts business, issued $150 million aggregate principal amount of its 7.25% Exchangeable Senior Notes due 2027 (the “Notes”) in a private offering exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). On June 22, 2007, the Operating Partnership issued an additional $22.5 million aggregate principal amount of the Notes pursuant to an over-allotment option granted to the Initial Purchasers under the Purchase Agreement (as defined below). The Notes were issued pursuant to an Indenture, dated as of June 18, 2007 (the “Indenture”), among NorthStar, as Guarantor, the Operating Partnership and Wilmington Trust Company, as Trustee (the “Trustee”), and are unsecured and unsubordinated obligations of the Operating Partnership ranking equally with all of the unsecured and unsubordinated obligations of the Operating Partnership. Payments on the Notes are unconditionally guaranteed by NorthStar on an unsecured and unsubordinated basis. The Notes are exchangeable into shares of the common stock of NorthStar (the “Common Stock”) under the circumstances described in Item 2.03 below.

A copy of the Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 18, 2007, the Operating Partnership issued $150 million aggregate principal amount of Notes pursuant to a purchase agreement (the “Purchase Agreement”) by and among the Operating Partnership, NorthStar and Banc of America Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”) under which the Operating Partnership agreed to sell the $150 million principal amount of Notes (plus up to an additional $22.5 million principal amount of Notes at the option of the Initial Purchasers) in private offerings exempt from registration in reliance on Section 4(2) of the Securities Act. On June 22, 2007, the Operating Partnership issued an additional $22.5 million aggregate principal amount of Notes pursuant to the over-allotment option granted to the Initial Purchasers under the Purchase Agreement. The Purchase Agreement contemplates the resale by the Initial Purchasers of the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2007, and the Notes will mature on June 15, 2027 unless previously redeemed by the Operating Partnership, repurchased by the Operating Partnership or exchanged in accordance with their terms prior to such date. Terms used herein but not defined herein have the meaning set forth in the Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Prior to June 15, 2014, the Operating Partnership will not have the right to redeem the Notes, except (i) to preserve NorthStar’s status as a real estate investment trust for U.S. federal income tax purposes and (ii) on or after June 15, 2012 but prior to June 15, 2014 if during any period of 30 consecutive Trading Days ending not later than June 15, 2014, the Closing Sale Price of the Common Stock is greater than or equal to 130% of the Exchange Price at the beginning of such period for at least 20 Trading Days within such period of 30 consecutive Trading Days. On or after June 15, 2014, the Operating Partnership may redeem for cash all or part of the Notes at any time, at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. On each of June 15, 2012, June 15, 2014, June 15, 2017 and June 15, 2022, and in the event of a Change of Control, holders of Notes may require the Operating Partnership to repurchase the Notes, in whole or in part, for cash equal to 100% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are exchangeable into, at the Operating Partnership’s election, cash, Common Stock or a combination of cash and Common Stock, upon the satisfaction of certain conditions, including conditions relating to the market price of the Common Stock, the trading price of the Notes, the occurrence of certain corporate events and transactions, a call for redemption of the Notes and certain failures of NorthStar to maintain a listing of the Common Stock on a national securities exchange. The initial Exchange Rate for each $1,000 principal amount of Notes is 59.1935 shares of Common Stock, representing an exchange price of approximately $16.89 per share. The initial exchange price represents a premium of 27.5% based on the June 12, 2007 $13.25 Common Stock closing price. The initial Exchange Rate is subject to adjustment under certain circumstances described in the Indenture.

The sale of $150 million principal amount of Notes was completed on June 18, 2007, and the sale of an additional $22.5 million principal amount of Notes pursuant to the over-allotment option exercised by the Initial Purchasers was completed on June 22, 2007. Net proceeds from the offering will be used to repay indebtedness under NorthStar’s subsidiaries’ credit facility, to acquire investments relating to its business and for general corporate purposes.

In connection with the Operating Partnership’s offering of the Notes, NorthStar and the Operating Partnership entered into a registration rights agreement with the Initial Purchasers, pursuant to which NorthStar has agreed to file a registration statement under the Securities Act covering the resale of the shares of the Common Stock deliverable upon exchange of the Notes, or to designate an existing shelf registration statement to cover the resale of such shares of Common Stock. The Operating Partnership will be required to pay specified additional interest to the holders of the Notes if NorthStar fails to comply with its obligations to register the Common Stock issuable upon exchange of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Operating Partnership will not be required to pay additional interest with respect to any Note after it has been converted for any Common Stock.

The Notes, NorthStar’s guarantee of the Notes and the underlying Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Notes and the exchange thereof for Common Stock is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of June 18, 2007, among NorthStar Realty Limited Partnership, NorthStar Realty Finance Corp., as Guarantor, and Wilmington Trust Company, as Trustee.

4.2	Form of Note of NorthStar Realty Limited Partnership (included in Exhibit 4.1).

4.3	Form of Guarantee of NorthStar Realty Finance Corp. (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: June 22, 2007	By:	/s/ Albert Tylis
Albert Tylis
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 18, 2007 among NorthStar Realty Limited Partnership, NorthStar Realty Finance Corp., as Guarantor, and Wilmington Trust Company, as Trustee.

4.2	Form of Note of NorthStar Realty Limited Partnership (included in Exhibit 4.1).

4.3	Form of Guarantee of NorthStar Realty Finance Corp. (included in Exhibit 4.1).